UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 22, 2016

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On February 22, 2016, Brian J. Crall informed the Board of Directors of MainSource Financial Group, Inc. (the “Company”) of his intention to retire from the Board of Directors effective as of April 27, 2016, the date of the Company’s 2016 Annual Meeting of Shareholders, due to his acceptance of a professional opportunity that will create a potential conflict of interest with the Company.  Mr. Crall has served on the Board of Directors of the Company since 2005 and has served as Lead Director of the Board since 2011.

Item 8.01              Other Events.

As a result of Mr. Crall’s announcement, and in order to ensure that the Board of Directors maintains significant experience in corporate governance matters, the Board of Directors requested that Charles J. Thayer reconsider his previously-announced decision to retire from the Board effective as of the date of the 2016 Annual Meeting.  Mr. Thayer has been a director since 2011, and currently serves as the Chair of the Nominating/Corporate Governance Committee.  On February 22, 2016, Mr. Thayer agreed to rescind his decision to retire and to be included in the Company’s proxy statement as a nominee for election to the Board of Directors at the 2016 Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2016

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

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